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                                                                     EXHIBIT 1.1


                           TARPON COAST BANCORP, INC.

                        1,000,000 Shares of Common Stock(1)

                             UNDERWRITING AGREEMENT

                                November __, 1997



ROBERT W. BAIRD & CO. INCORPORATED
      As Representative of the Several Underwriters
      Identified in Schedule I Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

       1. Introductory. Tarpon Coast Bancorp, Inc., a Florida corporation (the "Company") proposes to sell 1,000,000 shares (the "Firm Shares") of common stock, $.01 par value per share (the "Common Stock"), to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 150,000 additional shares of Common Stock (the "Optional Shares") as provided in section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

      You, as representative of the Underwriters (the "Representative"), have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $10.00 per share.

      The Company hereby confirms its agreement with the Underwriters as follows:

       2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:

              (a) The Company has been duly incorporated and is validly existing as a corporation and its status is active under the laws of its jurisdiction of incorporation, and, subject to section 1(e) hereof and the commencement of business of Tarpon Coast Community Bank, N.A., a national bank (in organization) to be located in Port Charlotte, Florida (the "Bank"), is duly registered under Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act") with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement (as defined in subsection 2(n), below; the Company is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other), business, property, net worth or results of operations of the Company, taken as a whole ("Material Adverse Effect"); and no proceeding has been

------------------
    1   Plus an option to acquire up to 150,000 additional shares of Common
Stock from the Company, to cover over-allotments.



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instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the articles of incorporation and by-laws, as amended or restated ("Articles of Incorporation" and "By-laws," respectively), of the Company as in effect on the date hereof have been delivered to the Representative, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

       (b) The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company, and there are no holders of Common Stock or other securities of the Company, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act") or the securities laws or regulations of any of the states (the "Blue Sky Laws").

       (c) The Company does not currently have and never has had any subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, limited liability partnership, joint venture, association, trust or other business organization, other than the Bank. With respect to the representations and warranties contained in this section 2, the Company shall be deemed to have knowledge of anything known to the officers and directors of the Bank.

       (d) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Articles of Incorporation or By-laws of the Company; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company is a party or by which the Company, or any property owned or leased by the Company, may be bound or affected which violation, breach or default could have a Material Adverse Effect; (iii) violate any statute, ordinance, rule or regulation applicable to the Company, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability may




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be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

       (e) The Company has prepared and filed with the Board of Governors of the Federal Reserve System (the "FRB") in accordance with Section 3(a)(1) of the Bank Holding Company Act, and Section 225.15 of Regulation Y promulgated by the FRB, an application to become a bank holding company which, together with all exhibits, schedules, amendments, and supplements thereto, hereinafter, is referred to as the "Holding Company Application". On ____________, 1997, the FRB approved the Company's application to become a bank holding company through the acquisition of 100% of the voting stock of the Bank (the "Holding Company Approval"), effective upon the Company's compliance with commitments and representations made in connection with the Holding Company Application. The Holding Company Approval provides that the acquisition by the Company of the Bank must be made within a "window" commencing 30 days after ___________, 1997, and ending three months after such date, unless the period is extended by the FRB. The Holding Company Approval further requires that the FRB be provided, within 30 days of the Company's acquisition of the Bank's voting stock, certain further information as set forth therein. In the event that the Company files with the FRB an amendment or supplement to the Holding Company Application, the term "Holding Company Application" shall refer to such amended or supplemented Holding Company Application from and after the time it is filed with the FRB.

       (f) The Company does not own any equity interest in, or control, directly or indirectly, any corporation, limited liability company, association, partnership, joint venture, trust or other business entity, except that as of the First Closing Date and the Second Closing Date (as each such term is defined in section 5 hereof), the Company will either own or have the sole right to acquire all of the outstanding capital stock of the Bank. Upon the contribution by the Company to the Bank of $7,500,000 of the net proceeds from the sale of the Common Stock to the Underwriters pursuant to this Agreement, all of the authorized capital stock of the Bank will be issued to the Company and upon such issuance will have been duly authorized and validly issued, will be fully paid and non-assessable and will be owned by the Company free and clear of any lien, claim, encumbrance, defect in title, security interest, or restriction on transfer (except for any restrictions under federal or state banking laws); and no options, warrants, or other rights to purchase, agreements or other obligations to issue or rights to convert any obligations into shares of capital stock or ownership interest in the Bank are, or will as of the First Closing Date and the Second Closing Date be, outstanding.

       (g) The incorporators of the Bank have prepared and filed with the United States Comptroller of the Currency (the "OCC") in accordance with the National Bank Act (the "Bank Act") an Application to Organize a National Bank which, together with all exhibits, schedules, amendments and supplements thereto, is hereinafter referred to as the "Charter Application." On _____________, 1997, the OCC approved the Charter Application for authority to organize the Bank, subject to certain terms and conditions specified in such approval (the "Charter Approval"). The Charter Approval remains in full force and effect as of the date hereof. In the event that the Company or the Bank files with the OCC an amendment or supplement to the Charter Application, the term "Charter Application" shall refer to such amended or supplemented Charter Application from and after the time it is filed with the OCC.

       (h) The incorporators of the Bank have, on behalf of the Bank, prepared and filed with the Federal Deposit Insurance Corporation (the "FDIC") in accordance with Section 5(a)(1) of the Federal Deposit Insurance Act, as amended (the "Federal Deposit Insurance Act"), an Application for Federal Deposit Insurance which, together with all exhibits, schedules, amendments, and supplements thereto, hereinafter is referred to as the "Deposit Insurance Application". On ____________, 1997, the FDIC approved the Deposit Insurance Application, subject to certain terms and conditions specified in such approval (the "Approval of Deposit Insurance"). In the event that the Bank files with the FDIC an amendment or supplement to the Deposit Insurance Application, the term "Deposit Insurance Application" shall refer to such amended or supplemented Deposit Insurance Application from and after the time it is filed with the FDIC.


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       (i)    The Company has previously provided the Underwriter with true and complete copies of the Charter Application, the Holding Company Application, and the Deposit Insurance Application, as each has been amended or supplemented from time to time (the "Applications"), and the Charter Approval, Holding Company Approval, and Approval of Deposit Insurance, as each has been amended or supplemented in writing from time to time (the "Approvals"). As of the respective times the Applications were filed with the respective authorities, upon the filing or first delivery to the Underwriter of the Prospectus, as of the date hereof and at the First Closing Date and the Second Closing Date: (i) such Applications each conformed and will conform in all material respects to the respective applicable requirements of the Bank Act, the Bank Holding Company Act, the Federal Deposit Insurance Act and the rules and regulations promulgated by the respective authorities thereunder; and (ii) none of the Applications contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (j) As of the First Closing Date and the Second Closing Date, as the case may be, subject to the capital contribution to the Bank by the Company of $7,500,000 of the net proceeds from the sale of the Shares to the Underwriters pursuant to this Agreement, and the satisfaction of the conditions set forth in the Charter Approval and the Approval of Deposit Insurance, the Bank will be duly organized and validly existing and in good standing under the laws of the United States as a commercial bank, and will have full power and authority (corporate and other) to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus, the Applications, and the Approvals, and is not required to be qualified as a foreign corporation in any jurisdiction, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect on the Company and the Bank considered as one enterprise or of the Bank considered separately, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such qualification.

       (k) As of the First Closing Date and the Second Closing Date, as the case may be, the Bank will have received the Charter Approval and the Approval of Deposit Insurance (collectively, the "Bank Approvals") from, respectively, the OCC and the FDIC and, as of such respective dates: (i) the Bank Approvals will be in full force and effect and no action to suspend or revoke any of the Bank Approvals will have been taken, or proceedings therefor initiated or threatened, by the OCC or the FDIC; (ii) the Bank will not be in breach or default under any condition precedent of or commitment contained in any of the Bank Approvals that can be satisfied as of such date; and (iii) the Bank will have satisfied all conditions precedent to the Bank Approvals that can be satisfied as of such date.

       (l) As of the First Closing Date and the Second Closing Date, as the case may be, the Company will have received the Holding Company Approval from the FRB and, as of such representative dates: (i) the Holding Company Approval will be in full force and effect and no action to suspend or revoke the Holding Company approval will have been taken by the FRB or proceedings therefor initiated or threatened by the FRB; (ii) the Company will not be in breach or default under any condition of or commitment contained in the Holding Company Approval that can be satisfied as of such date; and (iii) the Company will have satisfied all conditions precedent to the Holding Company Approval that can be satisfied as of such date.

       (m) In addition to the representations regarding federal deposit insurance herein, the Company and the Bank maintain all other insurance of the types and in the amounts generally deemed adequate in their respective businesses and as required by the rules and regulations of all governmental agencies having jurisdiction over the Company or the Bank, all of which insurance is in full force and effect. The Company has a key person life insurance policy on the life of Lewis S. Albert in the amount of $___________ and Todd H. Katz in the amount of $_________, payable to the Company, which insurance is in full force and effect.

       (n) A registration statement on Form SB-2 (Reg. No. 333-_____) with respect to the Shares (the "Registration Statement"), including a preliminary form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Act and has been filed with the Securities and Exchange Commission (the "Commission"). If the Company files a registration statement to register a portion of the Shares and relies on

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Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462(b) Registration Statement"), then any reference to the "Registration Statement" (as defined below) shall be deemed to include the Rule 462(b) Registration Statement, as amended from time to time. Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representative two signed copies of the Registration Statement and each amendment thereto, if any, together with two copies of each exhibit filed therewith, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representative has requested. The Company is a "small business issuer" as such term is defined in Rule 504 and Regulation SB under the Act.

       (o) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement (excluding from this representation the information referred to in section 3), as originally filed or as part of any amendment or supplement thereto complied when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state , a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus (excluding from this representation the information referred to in section 3), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Company, nor any person that controls, is controlled by or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement, or other materials permitted by the Act and provided to the Representative.

       (p) Hill, Barth & King, Inc., which has expressed its opinion with respect to the financial statements and schedules filed with the Commission and included as a part of each Preliminary Prospectus, the Prospectus, or the Registration Statement, are independent accountants as required by the Act.

       (q) The financial statements and the related notes and schedules thereto included in each Preliminary Prospectus, the Prospectus, and the Registration Statement present fairly the financial position, results of operations, and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the combined financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registration Statement and under "Capitalization" in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company


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in each Preliminary Prospectus, the Prospectus, and the Registration Statement
are accurately presented and prepared on a basis consistent with the audited combined financial statements and books and records of the Company. The combined financial statements and schedules and the related notes thereto included in each Preliminary Prospectus, the Prospectus, or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

       (r) Neither the Company nor the Bank is currently, nor with the giving of notice or passage of time or both, would be, in violation or in breach of:
(i) its Articles of Incorporation or By-laws; (ii) any statute, ordinance, injunction, judgment, rule or regulation, license, permit, approval, or authorization applicable to the Company or the Bank; (iii) any statute, ordinance, order, rule or regulation applicable to the Company; (iv) any order or decree of any court, regulatory body, arbitrator, administrative agency, or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company; (v) any condition of or commitment contained in any of the Applications, if such condition or commitment can be performed as of such date; or (vi) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness, or other instrument to which the Company or the Bank is a party or by which any property owned or leased by either is bound or affected. Neither the Company nor the Bank has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or the Bank. Neither the Company nor the Bank is nor have they been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations, or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except any such violation that has been fully cured or satisfied without recourse.

       (s) Other than the routine processing of the Application, there are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company or the Bank, threatened to which the Company, the Bank, Lewis S. Albert, Todd H. Katz, or other key members of management, is or may be a party or to which any property owned or leased by the Company or the Bank is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, that are required to be described in the Registration Statement or the Prospectus that are not so described, or that question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor the Bank: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency, or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or the Bank relating to the use, disposal, or release of hazardous or toxic substances, or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws.

       (t) There is no transaction, relationship, obligation, agreement, or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or the Bank is a party have been duly authorized, executed, and delivered by the Company or the Bank, constitute valid and binding agreements of the Company or the Bank, comply with applicable regulations of the OCC and the FRB and are enforceable by and against the Company or the Bank, in accordance with the respective terms thereof.

       (u) The Company and the Bank have good and valid title to all property and assets reflected as owned by the Company or the Bank, respectively, in the Company's financial statements included in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests, or other encumbrance of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus). All property (real

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and personal) held or used by the Company or the Bank under leases, licenses, franchises, or other agreements is held by the Company or the Bank, respectively, under valid, subsisting, binding and enforceable leases, franchises, licenses, or other agreements.

       (v) Neither the Company nor any person that controls, is controlled by (including the Bank) or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

       (w) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing Date: (i) the Company and the Bank have not or will not have incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company and the Bank have not and will not have paid or declared any dividend or other distribution with respect to their respective capital stock and the Company and the Bank have not or will not be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock, any material change in the indebtedness of the Company or the Bank, or any change or development involving or that could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

       (x) Neither the Company nor any person that controls, is controlled by (including the Bank) or is under common control with the Company has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or
(ii) made any payment to any federal, state, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

       (y) The Company and the Bank own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, and licenses presently used in or necessary for the conduct of their respective business or ownership of their properties and the Company has not violated or infringed upon the rights of others or received any notice of conflict with the asserted rights of others, in respect thereof.

       (z) The Company and the Bank have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of the business of the Company and the Bank.

       (aa) No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company or the Bank, is imminent, and the Company or the Bank are not parties to any collective bargaining agreement and, to the knowledge of the Company and the Bank, no union organizational attempts have occurred or are pending. There has been no change in the relationship of the Company or the Bank with any of its principal suppliers, manufacturers, contractors, or customers resulting in or that could be expected to result in a Material Adverse Effect.

       (ab) The Company is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

       (ac) All federal, state, and local tax returns required to be filed by or on behalf of the Company and the Bank have been filed (or are the subject of valid extension) with the appropriate federal, state, and local authorities, and all such tax returns, as filed, are accurate in all material respects; all federal, state, and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company have been paid or reflected as a liability on the financial statements of the Company for appropriate periods; all deficiencies asserted as a result of any federal, state, or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited; no state of facts exist or has existed that would constitute grounds for the assessment of any tax liability with respect to the periods that have not been audited by appropriate federal, state, or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, or local tax return of any period; and the Company has never been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent. The Company has not made an S Corporation election and has not at any time been and is not qualified as an S Corporation.

       (ad) Upon the satisfaction of the conditions set forth in the Approvals, the Company and the Bank will hold and will be in compliance with all permits, certificates, licenses, approvals, registrations, consents, and authorizations required under all laws, rules, and regulations in connection with their businesses, and all of such permits, certificates, licenses, approvals, registrations, consents, and authorizations will be in full force and effect; and neither the Company nor the Bank has received any notice of threatened proceedings relating to the revocation or modification of any such permit, certificate, license, approval, registration, consent, or authorization. Neither the Company nor the Bank is, and neither has been (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal or local statutes, laws, ordinances, rules, regulations, or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to environmental protection, occupational safety and health and employment practices) heretofore or currently in effect, except any such violations that have been fully cured or satisfied without recourse or that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

       (ae) Neither the Company nor the Bank is a participating employer or plan sponsor with respect to any employee pension benefit plan as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(1) of ERISA, including, without limitation, any multi-employer welfare or pension plan. With respect to each defined benefit retirement plan, such plan does not have benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of the plan. The Company or the Bank or the administrator of each of any employee benefit plans (the "Plans"), as the case may be, has timely filed the reports required to be filed by ERISA and the Code in connection with the maintenance of the Plans, and no facts, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with the Plans which, under applicable law, would constitute grounds for the termination of any of the Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any of the Plans.

       (af) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and with the regulations of the OCC, FRB and the FDIC and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (ag) Neither the Company nor the Bank, nor any officer or director of the Company or the Bank, or any person who owns of record or beneficially any class of securities issued by the Company is: (i) an officer, director, or partner of any brokerage firm, broker or dealer that is a member of the NASD ("NASD Member"); or (ii) directly or indirectly, a "person associated with" an NASD member or an "affiliate" of an NASD member, as such terms are used in the NASD Rules of Fair Practice. In addition, neither the Company nor the Bank has issued or transferred any Common Stock, warrants, options, or other securities, or any other items of value, to the

Underwriter or any "related person" of any Underwriter, as such term is used in the NASD Rules of Fair Practice, except as provided in this Agreement.

       (ah) The Company has prepared and filed with the Commission a registration statement for the Common Stock pursuant to Section 12(g) of the Exchange Act. Such registration statement either has been declared effective by the Commission under the Exchange Act or will be declared effective by the Commission prior to or concurrently with the commencement of the public offering of the Shares.

       (ai) Neither the Company, nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and the Company agrees to comply with such section if, prior to the completion of the distribution of the Shares, the Company, or any affiliate of the Company commences doing such business.

       (aj) All offers and sales of the securities of the Company prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations. Except pursuant to this Agreement, the Company knows of no outstanding claims for finder's, origination, or underwriting fees with respect to the sale of the Common Stock.

       (ak) The Company has obtained for the benefit of the Underwriters the agreement, enforceable by Robert W. Baird & Co. Incorporated ("Baird"), of each of the officers and directors of the Company, and each of the current shareholders of the Company that for a period of 180 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird, except for the repurchase of 100 shares of Common Stock in the aggregate (the "Organizational Shares") from Lewis S. Albert and Todd H. Katz, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant, or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.

              A certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in section 10(d) will also be furnished to the Representative and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

   3. Representative of Underwriters. The Representative will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representative will be binding upon all of the Underwriters.

   4. Information Furnished by the Underwriters. The information set forth in the last paragraph on the outside front cover page of the Prospectus concerning the terms of the offering by the Underwriters, the paragraph on the inside front cover page of the Prospectus relating to stabilization practices, and the concession and reallowance amounts appearing under the caption "Underwriting" in the Prospectus constitute all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

   5.  Purchase, Sale and Delivery of Shares.

       (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto 1,000,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $9.175, except as provided in the following sentence. The purchase price will be increased to $10.00 with respect to sales of Common Stock to any organizer, director or officer of the Company or the Bank whose name, address, and telephone number are on a list furnished to the Underwriters by the Company prior to the effectiveness of the Company's registration statement pertaining to the Shares on Form SB-2. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representative) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

       (b) On the First Closing Date (as hereinafter defined), the Company will deliver to the Representative, at the offices of Baird, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment in Milwaukee, Wisconsin of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company with respect to the Firm Shares being sold by the Company. As referred to in this Agreement, the "First Closing Date" shall be on the third full business day after the date of the Prospectus, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Representative and the Company may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representative requests by notice to the Company prior to the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representative.

       (c) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty days after the date of the Prospectus to purchase up to 150,000 Optional Shares from the Company, at the purchase price per share of $9.175 for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised upon notice by the Representative to the Company within thirty days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the "Second Closing Date") shall be determined by the Representative, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representative. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.

       (d) The Representative has advised the Company that each Underwriter has authorized the Representative to accept delivery of the Shares and to make payment therefor. It is understood that the Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such

Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.


       (e) Notwithstanding anything contained herein to the contrary, if prior to the First Closing Date or the Second Closing Date the Company shall not have received Holding Company Approval and the Bank shall not have received Charter Approval or Approval of Deposit Insurance, then the net offering proceeds shall be held in escrow by a nationally-chartered, FDIC-insured bank of the Company's choice pursuant to the terms of an escrow agreement in substantially the form of Exhibit A (the "Escrow Agreement").

   6. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

       (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representative and counsel to the Underwriters immediately. If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement and any information shall have been omitted therefrom in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representative with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act and, if the Representative does not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representative promptly. The Company will advise the Representative and counsel to the Underwriters immediately of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representative and counsel to the Underwriters immediately of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representative has not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representative objects to such filing.

       (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act, the Company promptly will advise the Representative and counsel to the Underwriters and the Attorneys-in-Fact thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement that will correct such statement or omission or an amendment that will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company, upon request of the Representative but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

       (c) The Company will not, prior to the Second Closing Date, if any, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an "affiliate," as defined in Rule 405 under the Act, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-B under the Act, except as described in the Prospectus.

       (d) Other than the repurchase of the Organizational Shares, the Company will not, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date, except as described in the Prospectus.

       (e) The Company will make generally available to its security holders and the Representative an earnings statement as soon as practicable, but in no event later than sixty days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of twelve consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

       (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representative at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representative may reasonably request.

       (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

       (h) The Company will cooperate with the Representative and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representative designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representative to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Prospectus. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

       (i) During the period of five years from the date of the Prospectus, the Company will furnish to each of the Representative and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Representative may reasonably request.

       (j) Except for the sale of the Common Stock pursuant to this Agreement, without the prior written consent of Baird, the Company will not, during the period of 180 days from the date of the Prospectus, directly or indirectly, except for the issuance of warrants to certain non-employee organizers of the Bank as described in the Company's prospectus pertaining to the Shares, and the issuance of stock options to certain employees of the Bank, which will not be exercisable for six months from the date of grant, issue, offer, sell, grant any option for the sale of, or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock; or (iii) securities that are convertible or exchangeable into shares of Common Stock.

       (k) The Company will maintain a transfer agent and, if required by law or the rules of The Nasdaq Stock Market or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

       (l) If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any rumor, publication or event relating to of affecting the Company shall occur as a result of which, in the opinion of Baird, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to the Prospectus), the Company will, after written notice from Baird advising the Company of any of the matters set forth above, promptly consult with Baird concerning the advisability and substance of, and, if the Company and Baird determine that it is appropriate, disseminate, a press release or other public statement responding to or commenting on, such rumor, publication or event.

       (m) If the sale to the Underwriters of the Shares is not consummated on or before ___________ __, 1997 because (i) the Company decides not to proceed with the Offering and the Underwriters are prepared to proceed with an offering, or (ii) the Underwriters decide not to proceed with the Offering due to a material, adverse change in the financial condition, results of operations, business, or prospects of the Company, which, in the reasonable opinion of the Underwriters, would adversely affect the Offering, the Company agrees to reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the Offering, including without limitation, fees and expenses of counsel for the Underwriters, and the provisions of sections 7 and 10 hereof shall at all times be effective and apply. Notwithstanding the foregoing, if the sale to the Underwriters of the Shares is not consummated for any reason other than termination of this Agreement by the Underwriters pursuant to section 11 hereof, and the Company or any of the shareholders of the Company enter into an agreement on or before one year from the date of this Agreement with respect to the sale, lease, disposition, or other transfer of all or substantially all of the Company's assets or a majority interest in its capital stock, directly or indirectly, by merger, share exchange, business combination or otherwise (such sale, lease, disposition, or other transfer of assets or stock is hereinafter referred to as a "Business Combination"), then the Company shall engage the Representative as its financial advisor for any such Business Combination and the Company shall pay the Representative a financial advisory fee in the amount of $______ in immediately available funds upon consummation of such Business Combination for financial advisory services to be rendered by the Representative in connection therewith.

       (n) The Company will comply or cause to be complied with the conditions to the obligations of the Underwriters in sections 8(a), (b)(i), (d),
(e), (g), (h), (i), and (j) hereof.

       (o) The Company shall deliver the requisite notice of issuance to the NASD and shall take all necessary and appropriate action within its power to cause or permit trading and listing of the Common Stock on the OTC Bulletin Board for a period of at least 36 months after the date of this Agreement, except during such period(s) in which the Company's Common Stock shall be listed for trading on any of the: (i) Nasdaq Small Cap Market; (ii) the Nasdaq National Market System; (iii) the American Stock Exchange; or (iv) the New York Stock Exchange; or with the prior written consent of Baird.

       (p) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Company under the Act, the Exchange Act or the Rules and Regulations thereunder.

       (q) The Company will apply the net proceeds from the sale of the Common Stock to be sold by it hereunder for the purposes set forth in the Prospectus.

       (r) Neither the Company nor the Bank shall file any amendment or supplement to any of the Applications of which the Underwriters shall not previously have been advised and furnished with a copy or as to which the Underwriters shall have objected in writing promptly after reasonable notice thereof. In addition, the Company will advise the Underwriters promptly of any of the following events: (i) the issuance by the OCC, the FRB or the FDIC of any amendment to any of the Approvals; (ii) the receipt of any comments from the OCC, the FRB or the FDIC concerning any of the Applications or the Approvals;
(iii) any request by the OCC, the FRB or the FDIC for any amendment or supplement to any of the Applications or for additional information; and (iv) the issuance by the OCC, the FRB or the FDIC of any order suspending any of the Approvals or the initiation or threatening of any proceedings for that purpose.

       7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees, and expenses incurred in connection with the public offering of the Shares. Such costs, fees and expenses to be paid by the Company include, without limitation:

              (a) All costs, fees, and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 7) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the quotation of the Shares on the OTC Bulletin Board; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping, and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement and the Preliminary and Supplemental Blue Sky Memoranda, including, without limitation, shipping expenses via overnight delivery or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

              (b) All registration fees and expenses, including legal fees (which in no event shall exceed $20,000) and disbursements of counsel for the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws (including applicable Canadian securities laws, if any) and the clearing of the public offering and the underwriting arrangements evidenced hereby with the NASD.

              (c) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares.

       8. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the Representative:

              (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Washington, D. C. time, on the date of this Agreement, or such later time as shall have been consented to by the Representative, which consent shall be deemed to have been given if the Registration Statement shall have been declared effective on or before the date and time requested in the acceleration request submitted on behalf of the Representative pursuant to Rule 461 under the Act; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the satisfaction of the Representative.

              (b) Since the dates as of which information is given in the Registration Statement:

                (i) there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect whether or not arising from transactions in the ordinary course of business in the ability of the Company or the Bank to conduct its business; and

                (ii) the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, hurricane, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or
(ii) above, is in the opinion of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

              (c) The Representative shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the opinion of the Representative or counsel for the Underwriters, is material, or omits to state a fact that, in the opinion of the Representative or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

              (d) The Representative shall have received an opinion of Smith, MacKinnon, Greeley, Bowdoin & Edwards, P.A., counsel for the Company addressed to the Representative, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation and whose status is active under the laws of Florida, and has received the approval of the FRB to become a bank holding under Section 3(a)(1) of the Bank Holding Company Act, with full corporate power and authority to own, lease, and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; and to the knowledge of such counsel after investigation, the Company is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a Material Adverse Effect;

              (ii) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share, and all such stock conforms as to legal matters to the descriptions thereof in the Prospectus and the Registration Statement;

              (iii) The issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable, and there are no preemptive, preferential or, except as described in the Prospectus and to such counsel's knowledge after investigation, other rights to subscribe for or purchase any shares of capital stock of the Company, and to such counsel's knowledge after investigation, no shares of capital stock of the Company have been issued in violation of such rights;

              (iv) Upon the satisfaction of the conditions set forth in the Approvals, and upon contribution by the Company to the Bank of $7,500,000 of the net proceeds from the sale of the Common Stock to the Underwriter pursuant to this Agreement, all of the capital stock of the Bank will be duly authorized and validly issued, will be fully paid and non-assessable and will be owned by the Company free and clear of any lien, encumbrance, equity, security interest, or claim; and to such counsel's knowledge, no options, warrants, or other rights to purchase, agreements or other obligations to issue or rights to convert any obligations into shares of capital stock or ownership interest in the Bank are, or will as of the First closing Date and the Second Closing Date be, outstanding;

              (v) As of the time the Holding Company Application was filed with the FRB and as of the First Closing Date and the Second Closing Date, as the case may be: (A) such application conformed in all material respects to the applicable requirements of the Bank Holding Company Act and the rules and regulations thereunder; and
              (B) to such counsel's knowledge after investigation, as of any such times such application contained no untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (vi) The Bank has received the Approvals from the OCC and the FDIC and, to the knowledge of such counsel after investigation, as of the date hereof: (A) such Approvals are in full force and effect and no action to suspend or revoke any of such Approvals has been taken, or, proceedings therefor initiated or threatened, by the OCC or the FDIC; (B) the Bank is not in breach or default under any condition contained in any of such Approvals that can be satisfied as of such date; and (C) the Bank has satisfied all conditions precedent to such Approvals which can be satisfied as of such date;

              (vii) The Company has received Holding Company Approval from the FRB and, to the knowledge of such counsel after investigation, as of the date hereof: (A) the Holding Company Approval is in full force and effect and no action to suspend or revoke the Holding Company Approval has been taken by the FRB or proceedings therefor initiated or threatened by the FRB; (B) the Company is not in breach or default under any condition of or commitment that may be satisfied as of the date hereof contained in the Holding Company Approval; and (C) the Company has satisfied all conditions precedent to the Holding Company Approval that can be satisfied as of such date;

              (viii) The Company does not own or control any subsidiary or other affiliate other than the Bank, and does not, to such counsel's knowledge after investigation, own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, limited liability partnership, joint venture, association, trust or other business organization, except as described in the Prospectus and the Registration Statement;

              (ix) The certificates for the Shares to be delivered hereunder are in due and proper form and conform to the requirements of applicable law including the Bank Act; and when duly countersigned by the Company's transfer agent, and delivered to the Representative or upon the order of the Representative against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and free of any preemptive, preferential or other rights to subscribe for or purchase shares of Common Stock and, upon delivery to the Underwriters or upon the order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any lien, claim, security interest, encumbrance, or restriction on transfer (except for any restriction under the Act, the Blue Sky Laws, and applicable banking laws);

              (x) The Registration Statement has become effective under the Act, and to such counsel's knowledge after investigation, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Law; the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; no facts have come to the attention of such counsel which lead it to believe that the Registration Statement or the Prospectus or any amendment or supplement (if any) thereto, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (except, in each case, for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion); to such counsel's knowledge after investigation, there are no legal or governmental proceedings pending or threatened, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act, which is not described or filed as required;

              (xi) The Company has full corporate power and authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States, Florida, or to the knowledge of such counsel, any other jurisdiction having jurisdiction over the Company or the Bank is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements by the NASD);

              (xii) The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Articles of Incorporation, Articles of Association, or By-laws of the Company or the Bank; (B) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument known to such counsel after investigation, to which the Company or the Bank is a party or by which the Company or the Bank, or any of their respective owned or leased property is bound, and which is filed as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States, Florida, or to the knowledge of such counsel, any other jurisdiction having jurisdiction over the Company or the Bank (assuming compliance with all applicable federal and state securities laws);

              (xiii) Subject to the capital contribution by the Company to the Bank of $7,500,000 of the net proceeds from the sale of the Common Shares to the Underwriters pursuant to this Agreement, and the satisfaction of the conditions set forth in the Charter Approval and the Approval of Deposit Insurance, the Bank will be duly organized and validly existing under the laws of the United States as a commercial bank and will have all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Applications, and is not required to be duly qualified as a foreign corporation in any state, except where the failure so to qualify would not have a Material Adverse Effect on the conditions or earnings of the Company and the Bank considered as one enterprise or of the Bank considered separately, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such qualification;

              (xiv) As of the respective times the Charter Application and the Deposit Insurance Application were filed with the respective authorities and as of the First Closing Date and the Second Closing Date, as the case may be: (A) such applications each conformed in all material respects to the respective applicable requirements of the OCC, the Federal Deposit Insurance Act and the rules and regulations promulgated by the respective authorities thereunder; and (B) to such counsel's knowledge, such Applications contained no untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (xv) To such counsel's knowledge after investigation, except as described in the Prospectus, there are no holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;

              (xvi)   The Common Stock is registered under the Exchange Act;

              (xvii) The Company is not, nor with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or By-laws or, to such counsel's knowledge after investigation, in default in any material respect in the performance of any agreement, lease, franchise, license, permit, mortgage, deed of trust, evidence of indebtedness or other instrument or document that is filed as an exhibit to the Registration Statement, to which the Company is subject or bound;

              (xviii) The Company is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, assuming application of the proceeds in the manner set forth under the caption "Use of Proceeds" in the Prospectus, the Company will not become or be deemed to be an "investment company" thereunder;

              (xix) The description in the Registration Statement and the Prospectus of statutes, law, regulations, legal and governmental proceedings, and contracts and other legal documents described therein fairly and correctly presents, in all material respects, the information required to be included therein by the Act; and

              (xx) All offers and sales by the Company of its capital stock before the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act, and were duly registered under or the subject of an available exemption from the registration requirements of any applicable Blue Sky Laws.

       In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials, and copies of all such certificates shall be furnished to the Representative and for the Underwriters on or before each Closing Date.

       (e) The Representative shall have received an opinion of Holland & Knight LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

       (f) The Representative shall have received on each Closing Date, a certificate of Lewis S. Albert, in his capacity as Chief Executive Officer and as principal financial officer of the Company, to the effect that:

              (i) The representations and warranties of the Company set forth in section 2 hereof are true and correct in all material respects as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

              (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

              (iii) Each of the respective signatories has carefully examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; and

              (iv) Since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business relating to the organization of the Company or the Bank, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or (but only if the Representative expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representative after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed (and except for the sale to the Company of the Organizational Shares by Lewis S. Albert and Todd H. Katz), the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

           The delivery of the certificate provided for in this subsection (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii), and (iv) to be set forth in the certificate.

              (g) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representative a letter addressed to the Representative, as the representative of the Underwriters, from Hill, Barth & King, Inc., the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representative and shall contain information as of a date within five days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (g) which makes it impracticable or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

              (h) The Shares shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been specified by the Representative, the underwriting terms and arrangements for the offering shall have been cleared by the NASD, and the Common Stock shall have been approved for listing on the OTC Bulletin Board and shall have been registered under the Exchange Act.

              (i) Such further certificates and documents as the Representative may reasonably request (including certificates of officers of the Company).

              (j)    A written agreement or agreements signed by officers and

directors of the Company to the effect that such persons will not offer to sell, sell, grant any option for the sale, of, or otherwise dispose of any shares of Common Stock, or any rights to purchase shares of Common Stock, in the open market or otherwise, for a period of 180 days after the date of the Prospectus, except with the prior written consent of the Underwriter and except for the sale to the Company of the Organizational Shares by Lewis S. Albert and Todd H. Katz.

              All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representative and to Holland & Knight LLP, counsel for the Underwriters. The Company shall furnish the Representative with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

              If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied when and as required by this Agreement, this Agreement at the election of the Representative will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representative or the Company except for the provisions of section 6(m) hereof, the expenses to be paid by the Company pursuant to section 7 hereof and except to the extent provided in section 10 hereof.

       9. Maintain Effectiveness of Registration Statement. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

       10.    Indemnification.

              (a) The Company subject to the last paragraph of this section 10, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representation, warranty, or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky

Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company, subject to the last paragraph of this section 10, agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that: (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 4 of this Agreement; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares that are the subject thereof from such Underwriter in the offering, and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

       (b) The Company agrees to indemnify and hold harmless each Underwriter and each controlling person from and against any Claims to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representations, warranty or covenant made by such parties in this Agreement.

       (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any Claim to which the Company, or any such director, officer, or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the written information furnished by the Representative to the Company pursuant to section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such Claim, and from any and all Claims solely resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director or controlling person in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       (d) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to the indemnified party that are different from or additional to those available to any indemnifying party and in the reasonable judgment of such counsel it is advisable for the indemnified party to employ separate counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld.

       (e) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

              (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with subsection (d) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Representative, if one or more of the Underwriters or their controlling persons are the indemnified parties);

              (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

              (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

       (f) If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a), (b), or (c) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

              (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares; or

              (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
              (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.


       The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (e) and (e) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

              (g) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (f) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

       11. Default of Underwriters. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representative for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to section 7 hereof, and except to the extent provided in section 10 hereof.

       In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

       12. Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

       13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representative prior to or on the First Closing Date and the over-allotment option from the Company referred to in section 5 hereof, if exercised, may be cancelled by the Representative at any time prior to or on the Second Closing Date, if in the judgment of the Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

              (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on The Nasdaq Stock Market or OTC Bulletin Board or a general banking moratorium shall have been established by either federal or state authorities in New York, Florida or Wisconsin;

              (b) any development or prospective development involving particularly the business or properties or securities of the Company or the Bank or transactions contemplated by this Agreement has occurred that, in the judgment of the Representative makes it impractical or inadvisable to offer or deliver the Shares; including, but not limited to, events set forth in section 8(b); or

              (c) an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial, or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Representative, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement.

              Any termination pursuant to this section shall be without liability on the part of any Underwriter to the Company, or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to section 7 hereof or reimbursed by the Company pursuant to section 6(m) hereof and except as to indemnification to the extent provided in section 10 hereof.

       14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

       15. Notices. All communications hereunder will be in writing and, if sent to the Representative, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Steven P. Kent, Managing Director, with a copy to Chester E. Bacheller, Esq., Holland & Knight LLP, 400 North Ashley Drive, Suite 2300, Tampa, Florida, 33602 and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 4055 Tamiami Trail, Suite A-6, Port Charlotte, Florida 33952, Attention: Lewis S. Albert, with a copy to John P. Greeley, Smith, MacKinnon, Greeley, Bowdoin & Edwards, P.A., Suite 800, Citrus Center, 255 South Orange Avenue, Orlando, Florida 32801.

       16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 10 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

       17. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

       18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representative, all in accordance with its terms.

                                    Very truly yours,

                                    TARPON COAST BANCORP, INC.


                                    By:
                                        --------------------------------------
                                        Lewis S. Albert,
                                        Chief Executive Officer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.


By:  ROBERT W. BAIRD & CO. INCORPORATED
     Acting as Representative of the several
     Underwriters (including themselves) identified
     in Schedule I annexed hereto.


By:
     -----------------------------------------------
     Authorized Representative

                           Tarpon Coast Bancorp, Inc.

                                   Schedule I

                                                      Number of Firm
                                                         Shares to
      Name of Underwriter                              be Purchased
      -------------------                              ------------
Robert W. Baird & Co. Incorporated






















                                                      -----------------
            Total

                                                                       EXHIBIT A


                                ESCROW AGREEMENT


       This Escrow Agreement (the "Escrow Agreement") is entered into by and between _________________________, a nationally-chartered bank with its principal office in Port Charlotte, Florida (the "Escrow Agent"), Tarpon Coast Bancorp, Inc., a Florida corporation (the "Company"), and Gulf Coast Community Bank, N.A., a national banking organization, to be located in Port Charlotte, Florida (the "Bank").

                                   BACKGROUND

       The Company has prepared and filed with the Board of Governors of the Federal Reserve System an application to become a bank holding company (the "Holding Company Application"). Organizers of the Bank, on behalf of the Bank, have filed (i) an application to organize a National Bank with the United States Comptroller of the Currency and (ii) an Application for Federal Deposit Insurance with the Federal Deposit Insurance Corporation (collectively the "Bank Applications" and together with the Holding Company Application the "Regulatory Applications"). The Company proposes to sell up to 1,150,000 shares of its common stock, par value $.01 per share (the "Offering") to Robert W. Baird & Co. Incorporated, as representative of the several underwriters (the "Representative"), identified on Schedule I to an underwriting agreement between the Company and the Representatives dated _________ __, 199_. The parties desire that the Offering proceeds (the "Proceeds") plus interest and earnings thereon (together with the Proceeds, the "Escrow Funds") shall be held in an escrow account at a nationally-chartered, FDIC-insured bank until such time as the Bank and the Company receive all approvals from the Federal Deposit Insurance Corporation and the United States Comptroller of the Currency of the Bank Applications (the "Bank "Approvals") and from the Board of Governors of the Federal Reserve System of the Holding Company Application (collectively, with the Bank Approvals, the "Regulatory Approvals").

       THEREFORE, in consideration of the mutual covenants contained in this Escrow Agreement, the parties agree as follows:


                                      TERMS

       1. If on the closing date of the Offering or the closing date pertaining to the exercise of the underwriters' over-allotment option in the Offering, the Company and the Bank have not received the Regulatory Approvals, the Company and the Bank will deliver the Proceeds to the Escrow Agent to be held by the Escrow Agent pursuant to the terms of this Escrow Agreement.

       2. The Escrow Funds are to be invested by the Escrow Agent in Permitted Investments. Interest and earnings on the Escrow Funds will be deemed earned by the Company and the Company's federal tax identification number will be used to establish any accounts for reporting such interest and earnings. The term "Permitted Investments" means the following investments so long as they have maturities of 90 days or less: (a) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (b) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Service, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; and (c) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States, having a minimum equity of $500,000,000.

       3. The Escrow Funds must be disbursed in accordance with paragraph 4 hereof as a condition precedent to the Company and the Bank having any right, title, or interest (legal or equitable) in any of the Escrow

Funds. The Company acknowledges and agrees that its rights under this Escrow Agreement are valid and sufficient consideration for the issuance of the Company's Common Stock in the Offering.

       4. The Company may obtain disbursements of Escrow Funds for general operating and pre-opening expenses, including site acquisition, development and construction costs and the payment of any obligations incurred to fund any such expenses. The Escrow Agent will release Escrow Funds permitted to be disbursed by it hereunder in the amount specified in writing by the Company, upon receipt by the Escrow Agent of written certification from the Company that the Escrow Funds are being disbursed for the purposes described in the preceding sentence. The Company must also provide the Representative with a copy of such written certification. Upon receipt of written certification from the Company that it and the Bank have received all necessary Regulatory Approvals to conduct their respective business, the Escrow Agent shall promptly release and pay to the Company the Escrow Funds, net of the Escrow Agent's fees for services provided by it under this Agreement and any amounts previously distributed by the Escrow Agent pursuant to this paragraph 4.

       5. If the Company and the Bank have not received all of the Regulatory Approvals by _______________, 199_, the Escrow Agent will disburse the Escrow Funds to the shareholders of record on such date pro rata based on the amount that the Company common stock held by each shareholder bears to the total amount of Company common stock outstanding on such date. The Company will cause the Company's registrar and transfer agent to cooperate with the Escrow Agent to identify such shareholders.

       6. The Company and the Bank shall have the right to inspect and obtain copies of the records of the Escrow Agent and to receive monthly reports of the status of the Escrow Funds.

       7. The Escrow Agent may resign as escrow agent by notice to the other parties hereto (the "Resignation Notice"). If, prior to the expiration of 60 business days after the delivery of the Resignation Notice, the Escrow Agent shall not have received written instructions from the Company or the Bank designating a banking corporation or trust company organized either under the laws of the United States or of any state meeting the minimum capital and surplus requirements as successor escrow agent and consented to in writing by such successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent. Alternatively, if the Escrow Agent shall have received such written instructions, it shall promptly transfer the Escrow Funds to such successor escrow agent. Upon the appointment of a successor escrow agent and the transfer of the Escrow Funds thereto, the duties of the Escrow Agent hereunder shall terminate.

       8. In the event of a dispute between the parties as to the proper disposition of the Escrow Funds which continues for 90 days or more, the Escrow Agent shall be entitled to submit the dispute to a court of competent jurisdiction and shall thereupon be relieved of any obligations or liability.

       9. The Company shall pay the Escrow Agent reasonable compensation for its services hereunder and reimburse the Escrow Agent for all disbursements and advances incurred or made by it in the performance of its duties hereunder (including, without limitation, the reasonable fees, expenses and disbursements of its counsel) and to indemnify and hold the Escrow Agent harmless from and against any and all taxes, expenses (including reasonable counsel fees), assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it for any thing done or omitted by it in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct. The agreement contained in this paragraph shall survive any termination of the duties of the Escrow Agent hereunder.

       10. The Escrow Agent shall have no duties or responsibilities, except those expressly set forth herein. The Escrow Agent may consult with counsel, shall be fully protected with respect to any action taken or omitted in good faith on advice of counsel and shall have no liability hereunder except for willful misconduct or negligence. The Escrow Agent shall have no responsibility as to the validity, collectibility or value of the Escrow Funds or for investment losses related thereto, provided the Escrow Funds have been invested in accordance with paragraph 2 above, and it may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument that it believes to be genuine and to have been signed or presented by a proper person or persons. If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Funds, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the other parties hereto or by order of a court of competent jurisdiction. Notwithstanding any provision to the contrary contained in any other agreement between any of the parties hereto, the Escrow Agent shall have no interest in the Escrow Funds except as provided in this Agreement.

       11. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interest, or obligations hereunder without the prior written approval of the other parties.

       12. Each of the parties submits to the jurisdiction of any state or federal court sitting in Charlotte County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in paragraph 13 below. Nothing in this paragraph 12, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

       13. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

Escrow Agent:                 Company:


--------------------------    -------------------------------------------------

--------------------------    -------------------------------------------------

--------------------------    -------------------------------------------------


Bank:                         Baird:


--------------------------    -------------------------------------------------

--------------------------    -------------------------------------------------

--------------------------    -------------------------------------------------

                              With copy in each case to:

                              Chester E. Bacheller, Esq.  Jack A. Greeley, Esq.
                              Holland & Knight LLP        Smith, MacKinnon,
                              400 North Ashley Drive,      Greeley, Bowdoin,
                              Suite 2300                   & Edwards, P.A.
                              Tampa, FL  33602            255 S. Orange Ave.
                                                          Suite 2254
                                                          Orlando, FL 32801

       14. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

       15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       16. This Escrow Agreement shall continue until such time as all Escrow Funds, including any earnings thereon, have been distributed or refunded pursuant to the terms of this Escrow Agreement.

       Dated this ______ day of November, 1997.

                                               TARPON COAST BANCORP, INC.


                                               By:
                                                   ----------------------------
                                               Its:
                                                   ----------------------------


                                               GULF COAST COMMUNITY BANK, N.A.


                                               By:
                                                   ----------------------------
                                               Its:
                                                   ----------------------------


                                               ---------------------------
                                               (Escrow Agent)


                                               By:
                                                   ----------------------------
                                               Its:
                                                   ----------------------------